UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 21, 2009

SPX CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-6948	38-1016240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13515 Ballantyne Corporate Place

Charlotte, North Carolina 28277

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (704) 752-4400

NOT APPLICABLE

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

Attached, as exhibits 10.1 and 10.2, respectively, are the amended Form Restricted Stock Agreement under the SPX Corporation 2002 Stock Compensation Plan, and Form Restricted Stock Agreement under the SPX Corporation 2006 Non-Employee Directors’ Stock Incentive Plan, under which future stock awards to SPX Corporation officers and directors will be made.  Each of these agreements is amended to place restrictions on dividend payments on restricted stock granted under the amended agreement.  Under these amended agreements, if cash dividends are paid with respect to any shares of restricted stock, such dividends shall be deposited in the executive’s name in an escrow or similar account maintained by SPX Corporation for that purpose.  Further, such dividends shall be subject to the same time and performance restriction as the shares of restricted stock to which they relate, and are payable only after the date the related shares of restricted stock vest.  If the related shares of restricted stock are forfeited, then any dividends related to such shares shall also be forfeited. The Company anticipates first using these Forms in connection with 2010 grants.

Item 9.01.              Financial Statements and Exhibits.

The following exhibits are filed herewith.

Exhibit Number	Description

10.1	Form of Restricted Stock Agreement under the SPX Corporation 2002 Stock Compensation Plan
10.2	Form of Restricted Stock Agreement under the SPX Corporation 2006 Non-Employee Directors’ Stock Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPX CORPORATION

Date: December 21, 2009	By:	/s/ Kevin L. Lilly
Kevin L. Lilly
Senior Vice President, Secretary
and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Restricted Stock Agreement under the SPX Corporation 2002 Stock Compensation Plan
10.2	Form of Restricted Stock Agreement under the SPX Corporation 2006 Non-Employee Directors’ Stock Incentive Plan